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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-63890) and Form S-8 (File Nos. 333-64256, 333-41247, 33-90972 and 33-43174) of WD-40 Company of our report dated June 21, 2001, relating to the financial statements of HPD Holdings Corp., which appears in this Current Report on Form 8-K/A of WD-40 Company dated April 30, 2001.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ
July 11, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS